UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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TSR, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TSR, Inc.

400 OSER AVENUE

HAUPPAUGE, NY 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on November 28, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TSR, Inc. (the “Company”), a Delaware corporation, will be held at the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788, on November 28, 2018 at 9:00 a.m. local time, to consider and act upon the following matters:

1.	To elect two (2) Class I Directors.

2.	To ratify the appointment by the Audit Committee of the Board of Directors and the Board of Directors of CohnReznick LLP as the independent registered public accountants of the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2019.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 19, 2018 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder of the Company, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the date of the Annual Meeting.

By Order of the Board of Directors,

John G. Sharkey, Secretary

Hauppauge, New York

October 24, 2018

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING BY VOTING IN ONE OF THE FOLLOWING WAYS:

(1)	BY MAIL – COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

(2)	VIA THE INTERNET – GO TO THE WEBSITE DESIGNATED ON THE ENCLOSED PROXY CARD.

(3)	BY TELEPHONE – CALL THE TELEPHONE NUMBER DESIGNATED ON THE ENCLOSED PROXY CARD.

PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

TSR, Inc.

400 Oser Avenue

Hauppauge, NY 11788

ANNUAL MEETING OF STOCKHOLDERS

to be held on November 28, 2018

PROXY STATEMENT

This solicitation of proxies is being made by the Board of Directors of TSR, Inc. (the “Company”) for use at the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held at the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788, on November 28, 2018 at 9:00 a.m. or at any adjournment thereof. The Board of Directors of the Company and officers and employees of the Company will solicit proxies by mail, telephone and personal contact for no additional compensation. The Company has also retained the firm of Alliance Advisors LLC to aid in the solicitation of banks, brokers and institutional and other stockholders for a fee of approximately $10,000 plus reimbursement of expenses. The Company will bear all costs of the solicitation of proxies.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted (i) in favor of the election of the candidates for director under Proposal 1, and (ii) in favor of the ratification of CohnReznick LLP as the Company’s independent registered public accountants under Proposal 2. Each of the proposals is set forth in the accompanying Notice of Annual Meeting of Stockholders. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Annual Meeting in person may, if the Stockholder wishes, vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2018 shall be mailed on or about October 24, 2018 to holders of record of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), as of October 19, 2018. Only Stockholders of record at the close of business on October 19, 2018 are entitled to vote at the Annual Meeting. On October 19, 2018 there were 1,962,062 shares of Common Stock issued and outstanding.

The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspector of election appointed for the Annual Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a “broker non-vote” on a matter will have no effect on the voting.

Each share of Common Stock is entitled to one vote on each matter. Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected; an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors, nor is it a prerequisite to election for a candidate to receive more affirmative votes than authority withheld votes. A majority of the votes cast at the Annual Meeting is required to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accountants under Proposal 2. Accordingly, abstentions have no effect on the outcome of any of the Proposals subject to approval by the Stockholders. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld and broker non-votes with regard to the election of directors under Proposal 1, and affirmative votes, negative votes, abstentions and broker non-votes with regard to the vote to approve the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2019 under Proposal 2. Any proxy submitted and containing any abstention or a broker non-vote will not be counted as a vote cast with respect to the election of Directors under Proposal 1, in favor of the ratification of the appointment of CohnReznick LLP under Proposal 2, or any other matter to which it relates.

Directions to attend the Annual Meeting where you may vote in person can be found on the “Contact Us” section of our website at www.tsrconsulting.com.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to be held on November 28, 2018

This Proxy Statement, a copy of the form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2018 are available on the Investor Relations page of our website at www.tsrconsulting.com.

Security Ownership of Certain Beneficial Owners and Management

The outstanding voting stock of the Company as of September 21, 2018 consisted of 1,962,062 shares of Common Stock. The table below sets forth the beneficial ownership of the Common Stock of the Company’s directors, executive officers and persons known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock as of September 21, 2018:

	Beneficial Ownership of Common Stock
Name of Beneficial Owner – Directors, Officers and 5% Stockholders	No. of Shares (1)		Percent of Class
Ira D. Cohen (2)(3)	-		-
Fintech Consulting LLC (4)	376,100		19.2%
Robert Fitzgerald (5)	143,900	(6)	7.3%
Christopher Hughes (2)(3)(7)	11,842	(8)	0.6%
William J. Kelly (2)(3)	-		-
Philip J. LaBlonde (9)	135,000		6.9%
Brian J. Mangan (2)(3)	-		-
Joseph Pennacchio (2)(3)	-		-
QAR Industries, Inc. (5)	139,200		7.1%
Raymond A. Roel (2)(3)	-		-
John G. Sharkey (2)(10)	6,750		0.3%
Eric M. Stein (2)(3)	-		-
Zeff Capital, L.P. (11)	437,774		22.3%
Zeff Holding Company, LLC (11)	437,774	(12)	22.3%
Daniel Zeff (11)	437,774	(12)	22.3%
All Directors and Executive Officers as a Group (8 persons)	18,592		0.9%

(1)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company’s Common Stock if such person has voting or investment power with respect to such shares. This includes shares of Common Stock (a) subject to options exercisable within sixty (60) days, and (b) (1) owned by a person’s spouse, (2) owned by other immediate family members who share a household with such person, or (3) held in trust or held in retirement accounts or funds for the benefit of the such person, over which shares the person named in the table may possess voting and/or investment power. Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)	This executive officer and/or director maintains a mailing address at 400 Oser Avenue, Suite 150, Hauppauge, New York 11788.

(3)	Such person currently serves as a director of the Company.

(4)	Based on a Schedule 13D filed by Fintech Consulting LLC with the SEC on July 30, 2018. As stated in the Schedule 13D, Fintech Consulting LLC maintains a mailing address at 120 S. Wood Avenue, Suite 300, Iselin, New Jersey 08830.

(5)	Based on an Amendment to Schedule 13D filed by QAR Industries, Inc. and Robert Fitzgerald with the SEC on August 28, 2018. Based on the Amendment to Schedule 13D, Robert Fitzgerald is the President of QAR Industries, Inc. and the reporting persons maintain a mailing address at 101 SE 25th Avenue, Mineral Wells, Texas 76067.

(6)	Includes 139,200 shares owned by QAR Industries, Inc.

(7)	Mr. Christopher Hughes served as the Senior Vice President of the Company until July 5, 2017 at which time he was elected Chairman, President, Chief Executive and Treasurer of the Company.

(8)	Includes 5,566 shares held of record by Christopher Hughes’ wife, as to which Mr. Hughes disclaims beneficial ownership.

(9)	Based on a Schedule 13D filed by Philip J. LaBlonde with the SEC on August 11, 2016. Based on the Schedule 13D, Philip J. LaBlonde maintains a mailing address at 15120 Honors Circle, Carmel, Indiana 46033.

(10)	John G. Sharkey serves as the Vice President, Finance, Controller and Secretary of the Company.

(11)	Based on an Amendment to Schedule 13D filed by Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff with the SEC on August 23, 2018. Based on the Amendment to Schedule 13D, Zeff Capital, L.P. is the owner of the 437,774 shares reported on the Amendment; Zeff Holding Company, LLC is the general partner of Zeff Capital, L.P.; Daniel Zeff is the sole manager of Zeff Holding Company, LLC; and all of the reporting persons maintain a mailing address at 885 Sixth Avenue, New York, New York 10001.

(12)	Represents the same shares owned by Zeff Capital, L.P.

Change in Control

On July 24, 2018 the Company became aware that Joseph F. Hughes and Winifred Hughes filed Amendments to Statements on Schedule 13D (the “Schedules 13D”) with the United States Securities and Exchange Commission (the “SEC”) on that date, in which Joseph F. Hughes and Winifred Hughes disclosed that they had collectively sold 819,491 shares of the Company’s Common Stock jointly held by them in a privately-negotiated transaction to Zeff Capital, L.P., QAR Industries, Inc. and Fintech Consulting LLC. The Schedules 13D stated that the sale closed on July 23, 2018. Joseph F. Hughes is the former Chairman and Chief Executive Officer of the Company. Zeff Capital, L.P., QAR Industries, Inc. and Fintech Consulting LLC acquired, in the aggregate, 41.8% of the Company’s shares of issued and outstanding Common Stock from Joseph F. Hughes and Winifred Hughes in this transaction. Amendments to Statements on Schedule 13D previously filed by Joseph F. Hughes and Winifred Hughes on July 17, 2018 attached an exhibit wherein it was stated that prior to the transaction described above, Zeff Capital, L.P. owned 77,615 shares or approximately 4% of the Company’s issued and outstanding Common Stock.

The Company became aware on August 23, 2018 that Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff filed an Amendment to Statement on Schedule 13D with the SEC disclosing the additional purchase by Zeff Capital, L.P. of an aggregate of 55,680 shares of Common Stock. As a result of these additional purchases of Common Stock, Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff beneficially own a total of 437,774 shares of Common Stock, which represents approximately 22.3% of the Company’s issued and outstanding Common Stock.

The Company became aware on August 28, 2018 that QAR Industries, Inc. and Robert Fitzgerald filed an Amendment to Statement on Schedule 13D with the SEC disclosing the additional purchase by QAR Industries, Inc. of an aggregate of 4,070 shares of Common Stock. As a result of these additional purchases of Common Stock, QAR Industries, Inc. and Robert Fitzgerald beneficially own a total of 143,900 shares of Common Stock, which represents approximately 7.3% of the Company’s issued and outstanding Common Stock.

As a result of the transactions described above, the Company believes that a change in control of the Company has occurred, based on the acquisition by Zeff Capital, L.P., QAR Industries, Inc. and Fintech Consulting LLC of beneficial ownership of an aggregate of 957,774 shares Common Stock, which represents approximately 48.8% of the Company’s issued and outstanding Common Stock. Zeff Capital, L.P., QAR Industries, Inc. and Fintech Consulting LLC have not filed Statements on Schedule 13D stating that they are acting as a group.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, two (2) Class I Directors will be elected for three year terms expiring at the Company’s 2021 Annual Meeting or until their respective successors have been elected and qualified.

If a nominee listed below is unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth below is certain information with respect to the nominees, as of September 21, 2018.

Name of Director and Nominee for Election	Age	Nominee for Class of Director	Nominee for Term Expiring
Ira D. Cohen	67	Class I	2021
Raymond A. Roel.	62	Class I	2021

Mr. Ira D. Cohen was appointed to the Board of Directors on August 31, 2018, effective September 2, 2018, upon the recommendation of the Nominating Committee to fill the vacancy that resulted from Regina Dowd’s resignation from the Board on August 27, 2018. In accordance with the Company’s Amended and Restated By-laws, as amended, Mr. Cohen was appointed to serve for the remainder of Ms. Dowd’s term as a Class I director, which term is scheduled to expire at the Annual Meeting, or until his successor is elected and qualifies. Mr. Cohen is an Operating Partner of Updata Partners, a technology growth private equity firm that he co-founded in 1998. Mr. Cohen previously served as a Senior Advisor of DCS Advisory, Inc., a U.S.-based technology focused investment banking firm (owned by Daiwa Securities Group, Inc.), and also served as the Chairman of Daiwa’s majority-owned subsidiary in India. Mr. Cohen began his financial career at Laventhol and Horwath, an international CPA firm, where he attained the position of Manager and was responsible for the audits of a myriad of clients, including large public and private companies and non-profit organizations. He continues to maintain CPA status. Mr. Cohen acquired substantial experience with mergers and acquisitions, going-private transactions and other sophisticated corporate finance transactions and corporate divestures through his service as an executive officer, director and/or financial advisor of both publicly-traded and private companies, including Data Stream Systems, Inc. (NASDAQ: DTSM), where he also served as Chairman of the Audit Committee; Alphanet Solutions, Inc. (NASDAQ: ALPH), where he also served on the Audit Committee and as Chairman of the Executive Committee; Tridex Corporation (AMEX: TRDX); Computer Magnetics, Inc. (NASDAQ: CMCX); MetPath, Inc. (now Quest Diagnostic Labs) (NYSE: DGX); and CGA Computer, Inc. Mr. Cohen also co-founded Updata Advisors, Inc., an investment banking firm, in 1986, which subsequently merged into Signal Hill Capital Group, which thereafter was acquired by Daiwa Securities Group.

The Company believes that Mr. Cohen’s substantial experience with mergers and acquisitions and other sophisticated corporate transactions that he has acquired through his service as an executive officer and director of, and financial advisor to, several public and private companies make him a valuable member of the Board. The Company further values Mr. Cohen’s contributions as Chairman of the Special Committee and as a member of the Audit Committee, Compensation Committee and Nominating Committee.

Mr. Raymond A. Roel has served as a director of the Company since January 2005.  His current term as a director expires at the Annual Meeting.  Beginning in July 2013, Mr. Roel became the sole principal of Ray Roel Consulting LLC, a marketing communications consultancy to clients primarily engaged in the healthcare, advertising and other business-to-business sectors. Mr. Roel previously served in a variety of marketing communications roles at divisions of Interpublic Group of Companies, Inc., for more than 17 years. These positions included Internal Communications Director of McCann Worldgroup; Global Director of Corporate Communications at McCann Health; and Director of Worldwide System Development and Director of Business Development, North America at McCann Relationship Marketing. These positions involved a substantial number of mergers and acquisitions and new business activities.  Prior to joining Interpublic, Mr. Roel was VP, Director of Worldwide Communications at Ogilvy & Mather Direct for six years. He has served on numerous industry and non-profit boards. Mr. Roel is a 1977 graduate of Brown University with a B.A. in Semiotics (linguistics).

The Company believes that Mr. Roel’s experience in business, including his background in marketing and corporate communications, are particularly relevant to the Company’s business given the emphasis on sales and effective communication with the Company’s customers regarding their staffing requirements, and make Mr. Roel a valuable member of the Board. The Company further values Mr. Roel’s contributions as Chairman of the Compensation Committee and Nominating Committee and as a member of the Audit Committee and Special Committee.

Directors and Executive Officers of the Company

The following table sets forth certain information concerning the executive officers and directors of the Company:

Name	Age	Position	Year First Officer or Director

Ira D. Cohen (1)(2)(3)(4)	67	Director	2018
Christopher Hughes	57	Chairman of the Board, Chief Executive Officer, President, Treasurer and Director	2000
William J. Kelly (1)(2)(3)(5)	56	Director	2018
Brian J. Mangan (1)(3)(5)(6)	60	Director	2016
Joseph Pennacchio	71	Director	2018
Raymond A. Roel (2)(5)(7)	62	Director	2005
John G. Sharkey	59	Vice President, Finance, Controller and Secretary	1990
Eric M. Stein (1)(2)(3)	64	Director	2018

(1)	Member of the Compensation Committee of the Board of Directors.

(2)	Member of the Audit Committee of the Board of Directors.

(3)	Member of the Nominating Committee of the Board of Directors.

(4)	Mr. Cohen is the Chairman of the Special Committee of the Board of Directors.

(5)	Member of the Special Committee of the Board of Directors.

(6)	Mr. Mangan is the Chairman of the Audit Committee of the Board of Directors.

(7)	Mr. Roel is the Chairman of the Compensation and Nominating Committees of the Board of Directors.

There are no family relationships between any of the Company’s executive officers and directors, except that Christopher Hughes, the Chairman of the Board, Chief Executive Officer, President and Treasurer and a director of the Company, is the brother-in-law of Joseph Pennacchio, a director of the Company. Christopher Hughes is the son of Joseph F. Hughes, the Company’s former Chairman of the Board, Chief Executive Officer, President and Treasurer prior to his retirement as of July 5, 2017. None of the Company’s directors currently serves, or has served during the past five years, as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Corporate Governance Matters

The Company maintains the following committees of the Board of Directors: the Compensation Committee, the Nominating Committee, the Audit Committee and the Special Committee.

Ira D. Cohen, William J. Kelly, Raymond A. Roel, Brian J. Mangan, and Eric M. Stein are independent members of the Board of Directors under the rules of the NASDAQ Capital Market. In addition, each member of each committee of the Board of Directors meets the definition of “independence” under the rules of the NASDAQ Capital Market. The Board of Directors also has determined that Brian J. Mangan, the Chair of the Audit Committee, and Ira D. Cohen, a member of the Audit Committee, meet the requirements of an “audit committee financial expert” as such term is defined in applicable regulations of the Securities and Exchange Commission.

During the fiscal year ended May 31, 2018, the Board of Directors held ten meetings and acted by unanimous written consent on two occasions; the Audit Committee held six meetings and acted by unanimous written consent on two occasions; the Compensation Committee held five meetings; and the Nominating Committee held two meetings. During such fiscal year, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board of which such director was a member. The Company does not have a formal policy regarding attendance of directors at the Annual Meetings of Stockholders, but the Company encourages all directors to attend. All of the directors who served in office on the date of the 2017 Annual Meeting of Stockholders attended the 2017 Annual Meeting of Stockholders.

The Audit Committee

The Audit Committee’s current members are Brian J. Mangan (Chairman), Ira D. Cohen, William J. Kelly, Raymond A. Roel and Eric M. Stein. Each of the members of the Audit Committee is an independent director under the rules of the NASDAQ Capital Market. The Audit Committee’s primary functions are to assist the Board in monitoring the integrity of the Company’s financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company’s independent auditors. The Audit Committee is responsible for pre-approving any engagements of the Company’s independent auditors. The Audit Committee operates under a written charter approved by the Board on September 16, 2004, and amended as of October 10, 2008. A copy of the Audit Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.

The Compensation Committee

The Compensation Committee’s current members are Raymond A. Roel (Chairman), Ira D. Cohen, William J. Kelly, Brian J. Mangan and Eric M. Stein. Each of the members of the Compensation Committee is an independent director under the rules of the NASDAQ Capital Market. The Compensation Committee assesses the structure of the Company’s management team and the overall performance of the Company.  It evaluates the performance of the Company’s executive officers on an annual basis and makes recommendations to the Board regarding salary increases and other compensation to executive officers.  The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.  Under its charter, the Compensation Committee has authority to retain and approve the fees of independent compensation consultants or other advisors.

The Nominating Committee

The Nominating Committee’s current members are Raymond A, Roel (Chairman), Ira D. Cohen, William J. Kelly, Brian J. Mangan and Eric M. Stein. Each of the members of the Nominating Committee is an independent director under the rules of the NASDAQ Capital Market. A copy of the Nominating Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Nominating Committee determines the criteria for nominating new directors and recommends to the Board of Directors candidates for nomination to the Board of Directors. The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to the Corporate Secretary of the Company, together with the information required to be filed in a proxy statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a nominee recommended by the Nominating Committee as described below.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a “Qualified Stockholder Proposal”). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified.

In evaluating director nominees, the Nominating Committee currently considers the following factors:

●	the Company’s needs with respect to the particular talents and experience of our directors;

●	the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

●	familiarity with the Company’s business and businesses similar or analogous to that of the Company;

●	experience with accounting rules and practices and corporate governance principles; and

●	such other factors as the Nominating Committee deems are in the best interests of the Company and the best interests of the Company’s stockholders.

Qualified candidates for membership on the Board will be considered without a particular focus on the diversity of the Board’s membership, and without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria.

Special Committee

The Special Committee’s current members are Ira D. Cohen (Chairman), William J. Kelly, Brian J. Mangan and Raymond A. Roel. Each of the members of the Special Committee is an independent director under the rules of the NASDAQ Capital Market.

The Board of Directors established the Special Committee by resolution on July 9, 2018 to review the request submitted by Joseph F. Hughes and Winifred Hughes that the Board pursue a sale of the Company. Joseph F. Hughes is the former Chairman and Chief Executive Officer of the Company. At the time of submitting such request to the Board, Joseph F. Hughes and Winifred Hughes beneficially owned approximately 42% of the Company’s outstanding Common Stock. In the context of the Special Committee’s review of the request by Joseph F. Hughes and Winifred Hughes, the Board charged the Special Committee to consider and evaluate strategic alternatives (“Strategic Alternatives”) available to the Company, including (a) potential opportunities for a sale of the Company by way of merger, consolidation, sale of equity securities (including the Company’s outstanding Common Stock), sale of all or substantially all of the Company’s assets, or other strategic transactions; (b) recapitalization of the Company; (c) the sale or exchange of the shares of Common Stock held by Mr. Hughes and Mrs. Hughes in a transaction involving the Company; or (d) remaining independent and continuing to execute the Company’s business plans on a standalone basis, and to review, consider and evaluate, for purposes of advising the full Board, whether any of the potential Strategic Alternatives is in the best interests of the Company’s stockholders. The Special Committee is empowered to hire, at the Company’s expense, legal, financial and public relations advisors to assist the Special Committee in the performance of its duties. The Special Committee engaged CoView Capital to provide advisory services in connection with the Special Committee’s review of a stockholder rights agreement. The Special Committee does not have a formal written charter, but is governed in accordance with the authority delegated to it by the Board by resolution as described above.

Board Leadership Structure

Christopher Hughes succeeded Joseph F. Hughes as the Company’s Chief Executive Officer and Chairman of the Board of Directors upon Joseph F. Hughes’ retirement on July 5, 2017. Joseph F. Hughes had served as the Company’s Chief Executive Officer and Chairman since the Company’s founding in 1969. The Company does not presently have a lead independent director. In view of the size of the Company’s Board of Directors and the Company’s long track record of combining the roles of Chief Executive Officer and Chairman of the Board of Directors in a single individual, the Board of Directors believes that the centralization of leadership through the combination of these two roles promotes the development and implementation of corporate strategy, efficiency of communication between the Company’s senior management team and the Board, and advancement of the Company’s goals. Moreover, Christopher Hughes’ service as the Company’s Senior Vice President from 2007 until his appointment as President and Chief Executive Officer of the Company effective July 5, 2017, and his previous service as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary from 1991 to 2006, give him a wide breadth of specialized knowledge about the Company’s business operations that make him uniquely suited for this role.

The Board of Directors’ Audit Committee, of which Brian J. Mangan acts as Chairman and which consists entirely of independent directors, acts independently of the Chairman of the Board and exercises an oversight role in this capacity. The non-management directors, each of whom is an independent director under the rules of the NASDAQ Capital Market, also meet in executive session without any members of management present.

The Company believes the role of management is to identify and manage risks confronting the Company. The Board of Directors plays an integral part in the Company’s risk oversight, particularly in reviewing the processes used by management to identify and report risk, and also in monitoring corporate actions so as to minimize inappropriate levels of risk. The Board of Directors as a whole is also responsible for overseeing strategic and enterprise risk. A discussion of risks that the Company faces is conducted at regularly scheduled meetings of the Board of Directors and committee meetings.

Meetings of Independent Directors

Directors who are independent under the NASDAQ Capital Market listing standards and applicable laws and regulations have not met in separate committee; rather, the independent directors hold discussions among them without the presence of management in conjunction with meetings of the Audit Committee, Compensation Committee, Nominating Committee and Special Committee, as they deem necessary. Each of these committees is comprised solely of independent directors.

Code of Ethics

The Company has adopted a code of ethics that applies to all of its employees, including the chief executive officer and chief financial and accounting officer. The code of ethics is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ Capital Market listing standards concerning any amendments to, or waivers from, the Company’s code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to the Company’s directors or principal executive and financial officers will be included in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Capital Market and the SEC.

Stockholder Nominations

Under the Company’s Amended and Restated By-laws, as amended, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company’s Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual meeting no later than 120 days prior to the anniversary of the date on which the Company released its proxy statement in connection with the prior year’s annual meeting to its stockholders.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns should contact the Company’s Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company’s business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Company’s Secretary, at the Company’s offices at 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Any complaint, concern or reference to a problem or potential problem with the Company’s accounting, accounting policies, internal control, auditing or financial matters should be addressed to Accounting Complaints, c/o Chair of the Audit Committee, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

Biographical information of Directors and Executive Officers

Biographical information of Ira D. Cohen and Raymond A. Roel is included under PROPOSAL 1 – ELECTION OF DIRECTORS above.

Mr. Christopher Hughes was elected Chairman of the Board, President, Chief Executive Officer and Treasurer of the Company on July 5, 2017. His term as President, Chief Executive Officer and Treasurer is governed by his Amended and Restated Employment Agreement with the Company dated August 9, 2018, which is described under “Summary Compensation Table – Employment Agreements and Arrangements” below. He has served as a director of the Company since January 2005, and his current term as a director expires at the 2020 annual meeting of stockholders. Mr. Hughes served a previous term as a director of the Company from April 2000 until September 2004, and served as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary, from 1991 through 2006. From 2007 until his appointment as President and Chief Executive Officer of the Company on July 5, 2017, Mr. Hughes served as Senior Vice President of the Company and President of TSR Consulting Services, Inc. Mr. Hughes is a 1984 graduate of St. Bonaventure University.

The Company believes that Mr. Hughes’ long career with the Company and tenure as an executive officer of the Company, over which time he has acquired a deep and close familiarity with the Company’s business and client base, and knowledge of the contract computer programming industry, make him uniquely qualified to serve as the Chairman of the Company’s Board of Directors.

Mr. William J. Kelly was appointed to the Board of Directors on July 27, 2018 upon the recommendation of the Nominating Committee to fill one of the two vacancies on the Board created as a result of the Board’s expansion of the size of the Board from five directors to seven directors on the same date. The Board appointed Mr. Kelly as a Class III director to serve for the remainder of the term of the Class III directors, which term is scheduled to expire at the 2019 Annual Meeting, or until his successor is elected and qualifies. Since 2007 Mr. Kelly has served as the Chief Information Officer of Robert Allen Duralee Group, a wholesaler and distributor specializing in fabrics, drapery hardware and trimmings for residential, hospitality and manufacturing use, where Mr. Kelly manages the company’s information technology (“IT”) group and IT vendor relationships. From 1988 to 2007 Mr. Kelly held positions of increasing authority and responsibility at Levitz Home Furnishings, Inc., culminating with the position of Senior Vice President of Information Technology in which role he managed a staff of more than 60 IT professionals performing in-house software development, data center operations, network administration, telecommunications and corporate facilities management.

Based on his extensive experience in and knowledge of the IT industry that he has acquired over the course of a long career serving in management-level positions within the IT groups of a number of companies, the Company believes that Mr. Kelly is well-equipped to understand the IT staffing needs of the Company’s customers and other matters relevant to the Company’s business. The Company further values Mr. Kelly’s membership on the Audit Committee, Compensation Committee, Nominating Committee and Special Committee.

Mr. Brian J. Mangan has served as a director of the Company since January 2016. His current term as a director expires at the 2019 annual meeting of stockholders. Mr. Mangan is a former senior finance executive for the Disney/ABC Television Group. Prior to his retirement from the Disney/ABC Television Group in 2013, Mr. Mangan was the east coast Senior Vice President Finance for the ABC Television Network (“ABC”) for six years. During that time, he directed ABC’s executive team responsible for financial statement preparation and reporting, internal control review, annual budgets, forecasts and long-term strategic plans. Mr. Mangan was also involved in many major company and network initiatives, including the development of strategies to increase operational efficiency and reduce costs of programming and production to address the television industry’s rapidly changing economics and technology. Having joined ABC as a Senior Accountant in 1983, Mr. Mangan assumed positions of increasing responsibility during almost 30 years with the company. He was promoted to Director in 1993, Assistant Controller in 1997, Vice President in 2003 and then Senior Vice President in 2007. Mr. Mangan began his career performing audits for New York State. He holds an MBA in Finance from Adelphi University, a BBA degree in Accounting from Hofstra University and a Certificate in Financial Planning (CFP).

The Company believes that Mr. Mangan is a valuable member of the Company’s Board of Directors based on his strong business and accounting/audit background, and his experience serving in leadership- and management-level roles with responsibility for formulating business and operational strategy. The Company further values Mr. Mangan’s contributions as Chairman of the Audit Committee and as a member of the Compensation Committee, Nominating Committee and Special Committee.

Mr. Joseph Pennacchio was appointed to the Board of Directors on July 27, 2018 upon the recommendation of the Nominating Committee to fill one of the two vacancies on the Board created as a result of the Board’s expansion of the size of the Board from five directors to seven directors on the same date. The Board appointed Mr. Pennacchio as a Class II director to serve for the remainder of the term of the Class II directors, which term is scheduled to expire at the 2020 Annual Meeting, or until his successor is elected and qualifies. Mr. Pennacchio is a retired executive with background and experience in managing large corporate enterprises in the retail industry, including in connection with various merger and acquisition transactions. From 2005 to 2009 he served as the Chief Executive Officer of WestPoint Home, Inc., a privately-held textile manufacturer and distributor for which Mr. Pennacchio oversaw the opening of new manufacturing facilities in Bahrain and Pakistan, as well as a number of acquisitions. From 1997 to 2005 he served as the Chief Executive Officer of Aurafin LLC, a privately-held jewelry manufacturer and wholesaler. Aurafin had factories in several foreign countries. During his tenure they acquired both public and private companies. From 1994 to 1996 Mr. Pennacchio served as the Chief Executive Officer of Jan Bell Marketing, Inc., a privately-held jewelry retailer. He was President of Jordan Marsh department stores, a division of Federated Department Stores, from 1992 to 1994.

The Company believes that Mr. Pennacchio is a valuable member of the Company’s Board of Directors based on his extensive experience serving in executive roles at a number of different companies, demonstrating a proficiency with navigating the challenges faced by a variety of businesses and industries, and his strong background in mergers and acquisitions.

Mr. John G. Sharkey has served as the Vice President, Finance, Controller and Secretary of the Company since 1990. Mr. Sharkey received a Master’s Degree in Finance from Adelphi University and received his Certified Public Accountant certification from the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. Eric M. Stein was appointed to the Board of Directors on July 17, 2018 upon the recommendation of the Nominating Committee to fill the vacancy that resulted from the resignation of James J. Hill on July 9, 2018. The Board appointed Mr. Stein as a Class II director to serve for the remainder of the term of the Class II directors, which term is scheduled to expire at the 2020 Annual Meeting, or until his successor is elected and qualifies. Mr. Stein is an executive in sales and sales management. He is currently Regional Director of Sales at Fortinet, a leading provider of cyber security solutions. From 2007 to May 2018 he served as Managing Director of Global Sales of Mozy, a wholly-owned subsidiary of Dell EMC, where he was responsible for building the company’s Global Sales Team and for staffing the Global Pre-Sales Team and Professional Services Team. Mr. Stein previously held District Manager-level positions at various regional Dell EMC offices in New York and Atlanta beginning in 2003. Prior to Dell EMC, he was a Senior VP Sales at Comdisco.

The Company believes that Mr. Stein is a valuable member of the Board of Directors as a result of his long experience as a sales executive and his work in a leadership role in the development of sales teams. The Company further values Mr. Stein’s membership on the Audit Committee, Compensation Committee and Nominating Committee.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of the named executive officers for services in all capacities to the Company for the fiscal years ended May 31, 2018 and 2017. The named executive officers during the fiscal years ended May 31, 2018 and 2017 were (1) Joseph F. Hughes, who served as Chairman, President, Chief Executive Officer and Treasurer until his retirement effective July 5, 2017, (2) John G. Sharkey, Vice President, Finance, and (3) Christopher Hughes, who succeeded Mr. Joseph Hughes as Chairman, President, Chief Executive Officer and Treasurer effective July 5, 2017, and who served as Senior Vice President prior to succeeding Mr. Joseph Hughes. Mr. Joseph F. Hughes, Mr. Sharkey and Mr. Christopher Hughes are referred to in this Proxy Statement as the “Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Joseph F. Hughes	2018	$48,000	(3)	$100,000	(4)	-	-	-	-	$82,000	(5)	$230,000
President and Chief Executive Officer(1)	2017	$500,000		$-		-	-	-	-	$44,000	(5)	$544,000

Christopher Hughes	2018	$350,000		$150,000		-	-	-	-	$25,000	(6)	$525,000
President and Chief Executive Officer; Sr. Vice President (2)	2017	$329,000		$100,000		-	-	-	-	$25,000	(6)	$454,000

John G. Sharkey	2018	$250,000		$50,000		-	-	-	-	$6,000	(7)	$306,000
Vice President, Finance	2017	$250,000		$50,000		-	-	-	-	$6,000	(7)	$306,000

(1)	Joseph F. Hughes served as the President and Chief Executive Officer of the Company during the fiscal year ended May 31, 2017 and until the effective date of his retirement from the Company on July 5, 2017.

(2)	Christopher Hughes served as the Senior Vice President of the Company during the fiscal year ended May 31, 2017 and until July 5, 2017. Effective July 5, 2017, Christopher Hughes was appointed as President and Chief Executive Officer of the Company.

(3)	Represents the pro-rated amount of an annual salary of $500,000 for the period beginning on June 1, 2017 and ending on the effective date of Joseph F. Hughes’ retirement from the Company on July 5, 2017.

(4)	Represents a one-time founder’s bonus paid to Joseph F. Hughes in connection with his retirement from the Company effective July 5, 2017. This amount was paid in cash.

(5)	Of the amount of All Other Compensation paid to Joseph F. Hughes for the 2018 fiscal year, $19,000 related to Joseph F. Hughes’ personal use of an automobile provided by the Company, and $63,000 represents the aggregate amount of (a) insurance premiums paid by the Company to maintain health insurance coverage for Mr. Hughes under the Company’s then-current health insurance plan, and (b) the aggregate amount of $48,000 that is payable by the Company to Mr. Hughes in cash in monthly installments of $2,000 per month over a period of 24 months, from June 1, 2018 to May 31, 2020, to assist him with the cost of obtaining private health insurance coverage after the expiration of the Company’s then-current health insurance plan on May 31, 2018, which was approved by the Board of Directors, upon the recommendation of the Compensation Committee, in connection with Mr. Hughes’ retirement from the Company. See “Employment Agreements and Arrangements” below. Of the amount of All Other Compensation paid to Mr. Hughes for the 2017 fiscal year, $22,000 related to Mr. Joseph F. Hughes’ personal use of an automobile provided by the Company for the 2017 fiscal year; $7,000 was paid to Mr. Hughes for a country club membership for the 2017 fiscal year; and $15,000 was paid to Mr. Hughes for premiums for medical insurance benefits for the 2017 fiscal year.

(6)	Of the aggregate amount of All Other Compensation paid to Christopher Hughes for each of the 2018 and 2017 fiscal years, $3,000 related to Mr. Hughes’ personal use of an automobile provided by the Company for each of the 2018 and 2017 fiscal years; and $22,000 was paid to Mr. Hughes for premiums for medical insurance benefits for each of the 2018 and 2017 fiscal years.

(7)	Amounts related to John G. Sharkey’s personal use of an automobile provided by the Company for each of the 2018 and 2017 fiscal years.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the end of fiscal 2018.

Employment Agreements and Arrangements

Joseph F. Hughes was compensated at a base salary of $500,000 per annum during the fiscal year ended May 31, 2017 pursuant to an unwritten employment agreement between Mr. Hughes and the Company. Mr. Hughes retired on July 5, 2017 and received a pro-rated amount of his annual base salary for the period from June 1, 2017 to July 5, 2017. In connection with Mr. Hughes’ retirement, the Board of Directors awarded him a one-time founder’s bonus of $100,000, which was paid to Mr. Hughes in cash. The Board also approved the continued payment by the Company of the remaining payments of the lease for the automobile used by Mr. Hughes until the lease expired in May, 2018. Further, the Board approved the continued payment by the Company for health insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan until May 31, 2018 and approved payments of $2,000 per month to Mr. Hughes for a period of two years thereafter to assist Mr. Hughes with the cost of obtaining his own private health insurance coverage. In the event Mr. Hughes passes away prior to May 31, 2020, the Company will make the $2,000 monthly payments described in the preceding sentence to Mr. Hughes’ spouse during her lifetime according to the same schedule for the remainder of the period. Notwithstanding the foregoing, inasmuch as the Company was able to maintain insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan for the Company’s 2019 fiscal year, the Company has paid, and will continue to pay, for insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan through the current one-year term of the plan, which expires on May 31, 2019. In the event that the Company is not able to maintain insurance coverage for Mr; Hughes and his spouse under the Company’s executive medical plan when the plan renews for the Company’s fiscal year beginning June 1, 2019, then the Company will make the aforementioned payments of $2,000 per month to Mr. Hughes (or his spouse) through the month of May 2020 pursuant to the original agreement.

In June 2015, the Company entered into a written employment agreement with John G. Sharkey, which terminates May 31, 2020. The employment agreement provided for an initial annual base salary of $250,000, subject to increase in the discretion of the President of the Company, and an annual bonus determined by the Compensation Committee in its discretion upon recommendation of the President based on Mr. Sharkey’s individual performance and the Company’s overall performance in such year. As set forth in the Summary Compensation Table above, the Company paid an annual bonus to Mr. Sharkey in the amount of $50,000 for each of the fiscal years ended May 31, 2018 and 2017.

See “Payments in Connection with Termination of Employment and Change in Control” below for a description of payments that Mr. Sharkey is entitled to receive under his employment agreement in connection with a termination of his employment in connection with a change in control of the Company.

In March 2012, the Company entered into a written employment agreement with Christopher Hughes which, as extended, expired April 30, 2017. This employment agreement provided for an annual base salary of $300,000 and an annual bonus to be approved by the Compensation Committee at its discretion.

In April 2017, in anticipation of the expiration of Christopher Hughes’ prior employment agreement, the Company entered into a written employment agreement with Mr. Hughes, which was effective as of May 1, 2017 and which was scheduled to terminate on May 31, 2022. This employment agreement provided that Mr. Hughes was entitled to receive an annual bonus with respect to the Company’s 2017 fiscal year determined pursuant to the same terms set forth in his prior employment agreement that expired on April 30, 2017, which provided that the Compensation Committee would determine Mr. Hughes’ annual bonus in its discretion. As set forth in the Summary Compensation Table above, the Compensation Committee approved, and the Company paid, an annual bonus to Mr. Hughes in the amount of $100,000 for the fiscal year ended May 31, 2017. This employment agreement provided for an annual base salary of $350,000 and an annual bonus for fiscal years beginning with the fiscal year ended May 31, 2018 to be approved by the Compensation Committee in its discretion, which may be based upon standards that the Compensation Committee approves at the beginning of each fiscal year commencing with the fiscal year beginning June 1, 2017, and which standards may be modified thereafter with the Compensation Committee’s approval. The employment agreement provided that the Company shall pay any annual bonus that may become payable within 120 days of the end of the applicable fiscal year, for the period to which the bonus relates. In addition, the employment agreement provided that the Company shall pay Mr. Hughes an advance on his annual bonus for the current fiscal year within 30 days after the end of each fiscal quarter (other than the fourth fiscal quarter) in an amount equal to the bonus which would have been earned through the end of such fiscal quarter, based on any standards approved by the Compensation Committee. Each such advance of the bonus was to be approved by the Compensation Committee unless it is paid in accordance with a formula approved in advance for such fiscal year. In the event that following any fiscal quarter or following completion of the Company’s audited financial statements, any advance payment of the bonus previously paid with respect to any fiscal year (or portion thereof) exceeded the amount that Mr. Hughes is entitled to receive through the end of such fiscal quarter or fiscal year, Mr. Hughes was required to promptly return such excess amount to the Company.

On August 9, 2018, the Company and Christopher Hughes entered into an Amended and Restated Employment Agreement, dated and effective as of August 9, 2018, that superseded the employment agreement that the Company and Mr. Hughes had entered into on April 14, 2017 and which had become effective as of May 1, 2017. The Amended and Restated Employment Agreement has a term of three years, nine months and twenty-two days, and is scheduled to expire on May 31, 2022. The Amended and Restated Employment Agreement provides for an annual base salary of $400,000, which the Company’s Compensation Committee will review on an annual basis, and which the Company’s Board of Directors may increase in the Board’s discretion. Mr. Hughes is eligible to receive an annual cash bonus in the discretion of the Compensation Committee, which may be based upon standards established by the Compensation Committee and approved by the Board of Directors. Mr. Hughes is entitled to receive advance payments of the bonus on a quarterly basis based on the amount of the bonus that would have been earned through the end of each quarter according to such standards. Such advance payments of the bonus are subject to recapture by the Company in the event that the amount paid as the advance exceeds the amount that Mr. Hughes was actually entitled to receive. Mr. Hughes is entitled to participate in any pension, profit-sharing, retirement, hospitalization, insurance, medical services or other employee benefit plan generally available to the Company’s executives, to the extent that he is eligible to participate under the terms and conditions of such plans. Mr. Hughes is also entitled to executive medical benefits and a car (leased or owned at the sole discretion of the Company) in such amounts for the car as determined by the Board, provided that the executive medical benefits and car may be discontinued at the end of any fiscal year at the discretion of the Board.

The Company has the right to immediately terminate Mr. Hughes’ employment for “Cause” (as defined in the Amended and Restated Employment Agreement), in which event Mr. Hughes shall be entitled to receive his base salary for the month in which the termination is effective.

The Company has the right to terminate Mr. Hughes’ employment upon fifteen days written notice in the event Mr. Hughes is unable to perform his duties on account of illness, accident or other physical or mental incapacity for a period of six consecutive months or an aggregate of 180 days in any period of twelve consecutive months, in which event Mr. Hughes shall be entitled to receive his base salary and reimbursement of approved expenses for the month in which termination is effective.

The Company may terminate Mr. Hughes’ employment for any other reason upon thirty days written notice, in which event Mr. Hughes shall be entitled to receive (a) reimbursement of any unpaid approved expenses, (b) severance from the Company in an amount equal to (i) two times his base salary plus (ii) two times his bonus for the then-current fiscal year, or if that bonus amount cannot be determined, two times the amount of the bonus paid to him in the prior fiscal year, (c) continued group health insurance benefits (including both group health insurance benefits generally offered to all eligible employees of the Company and supplemental executive health insurance benefits) until the earlier of the second anniversary of termination or such time as Mr. Hughes is eligible for comparable coverage under the group health insurance plans of another employer and (d) reimbursement for the monthly cost of his car lease until the second anniversary of the termination of his employment; provided that, as a condition to his right to receive the payments and benefits in clauses (b), (c) and (d), Mr. Hughes executes, delivers and does not revoke a release of all claims against the Company and its affiliates.

The Amended and Restated Employment Agreement incorporates the terms and provisions of a Maintenance of Confidence and Non-Compete Agreement between the Company and Mr. Hughes dated as of August 9, 2018. The Maintenance of Confidence and Non-Compete Agreement sets forth Mr. Hughes’ covenants against the disclosure of confidential information, covenants against the solicitation of customers, employees and independent contractors and a covenant against competition (all in accordance with the terms set forth therein) and supersedes any prior agreements entered into by Mr. Hughes pertaining to such covenants.

See “Payments in Connection with Termination of Employment and Change in Control” below for a description of payments that Mr. Hughes is entitled to receive under his Amended and Restated Employment Agreement in connection with a termination of his employment in connection with a change in control of the Company.

Payments in Connection with Termination of Employment and Change in Control

Christopher Hughes’ Amended and Restated Employment Agreement provides that in the event that Mr. Hughes’ employment is terminated without “cause” during the six-month period prior to, or within one year after, a “change in control” (as defined in the Amended and Restated Employment Agreement) of the Company, or if Mr. Hughes resigns from his employment for “good reason” within one year after a change in control of the Company, then Mr. Hughes shall be entitled to receive (a) his base salary through the date of termination or resignation plus his bonus pro-rated through such date, (b) an amount equal to two times his base salary plus two times his bonus for the then-current fiscal year, or if such bonus amount cannot be determined, two times the bonus paid to him in the prior fiscal year, provided that Mr. Hughes executes and delivers a release of all claims against the Company, (c) continued group health insurance benefits (including both group health insurance benefits generally offered to all eligible employees of the Company and supplemental executive health insurance benefits) until the earlier of the second anniversary of termination or such time as Mr. Hughes is eligible for comparable coverage under the group health insurance plans of another employer and (d) reimbursement for the monthly cost of his car lease until the second anniversary of the termination of his employment; provided that, as a condition to his right to receive the payments and benefits in clauses (b), (c) and (d), Mr. Hughes executes, delivers and does not revoke a release of all claims against the Company and its affiliates. “Good reason” means either (i) a material breach by the Company of the Amended and Restated Employment Agreement, (ii) a material diminution in Mr. Hughes’ authority, duties or responsibilities, or (iii) a relocation by the Company of Mr. Hughes’ principal place of business for the performance of his duties to a location that is anywhere outside of a 100 mile radius of the Borough of Manhattan.

John Sharkey’s employment agreement provides that if he terminates his employment with the Company in connection with a “change in control” of the Company as such term is defined therein, he is entitled to receive (a) his full salary through the date of termination, (b) an amount equal to two times his current base salary, (c) the pro rata portion of the annual bonus to which he is entitled for the then current year pro rated through the date of termination, or if such amount cannot be determined, the pro rata portion of the annual bonus paid for the preceding year through the date of termination, (d) an amount equal to two times the annual bonus payable to him for the then current year, or if such amount cannot be determined, two times the amount of the annual bonus paid to him for the prior year, and (e) all employee benefits for a period of two years after termination.

Director Compensation

The following table sets forth information concerning the compensation of the non-officer directors of the Company who served as directors during the fiscal year ended May 31, 2018. Directors of the Company who also serve as executive officers of the Company are not paid any compensation for their service as directors. For the fiscal year ended May 31, 2018, Christopher Hughes was the only director of the Company who also served as an executive officer.

Name	Fees Earned Or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Regina Dowd	$10,000	-	-	-	-	-	$10,000

James J. Hill	$10,000	-	-	-	-	-	$10,000

Brian J. Mangan	$20,000	-	-	-	-	-	$20,000

Raymond A. Roel	$15,000	-	-	-	-	-	$15,000

For their service, members of the Board of Directors who are not officers of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2018. Brian J. Mangan received an additional annual retainer of $10,000 for his services as Audit Committee Chairman during fiscal 2018. Raymond A. Roel received an additional annual retainer of $5,000 for his services as Compensation Committee Chairman during fiscal 2018.

James J. Hill resigned from the Board on July 9, 2018, and Regina Dowd resigned from the Board on August 27, 2018. Ira D. Cohen, William J. Kelly, Joseph Pennacchio and Eric M. Stein were appointed to the Board after the end of the Company’s 2018 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing and approving all transactions between the Company and any related party pursuant to the Audit Committee’s charter. The Company was not a participant in any transaction since the beginning of the 2018 fiscal year in which any related person had a direct or indirect material interest and in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at the end of each of the Company’s two prior fiscal years, and no such transactions are currently proposed, except that Regina Dowd, who served as a director of the Company during fiscal 2018, was also employed as a sales executive of the Company for which she was paid compensation in the amount of $145,000 for the 2018 fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Company’s 2018 fiscal year with the Company’s management. The Audit Committee has separately discussed with CohnReznick LLP, the Company’s independent registered public accounting firm for the 2018 fiscal year, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with CohnReznick LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s 2018 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee (1)

Brian J. Mangan, Chairman	Raymond A. Roel

William J. Kelly	Eric M. Stein

(1)	Ira D. Cohen was appointed to the Audit Committee effective September 2, 2018, subsequent to the Audit Committee’s recommendation to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2018.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

CohnReznick LLP has been appointed by the Company’s Audit Committee and Board of Directors as the independent registered public accounting firm for the Company to audit and report on the Company’s consolidated financial statements for the fiscal year ending May 31, 2019. CohnReznick LLP audited and reported on the Company’s consolidated financial statements for the year ended May 31, 2018. The Company expects that a representative of CohnReznick LLP will be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company’s Common Stock present at the Annual Meeting, in person or by proxy. Submission of the appointment of the independent registered public accounting firm to the stockholders for ratification will not limit the authority of the Audit Committee and Board of Directors to appoint another accounting firm to serve as the independent registered public accounting firm if the present accountants resign or their engagement is otherwise terminated. If the stockholders do not ratify the appointment of CohnReznick LLP at the Annual Meeting, the selection of CohnReznick LLP may be reconsidered by the Audit Committee and Board of Directors. The Audit Committee is responsible for approving the engagement of the Company’s independent registered public accounting firm to render audit or non-audit services prior to the engagement of the accountants to render such services.

The Board of Directors unanimously recommends a vote in favor of the approval of the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2019.

AUDIT FEES

The aggregate fees billed by CohnReznick LLP for professional services related to the audit of the Company’s consolidated financial statements and the review of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended May 31, 2018 and 2017 were $75,000 and $77,000, respectively.

AUDIT RELATED FEES

There were no fees billed by CohnReznick LLP for audit related services for the fiscal years ended May 31, 2018 or 2017.

TAX FEES

There were no fees billed by CohnReznick LLP for tax compliance, tax advice and tax planning during the fiscal years ended May 31, 2018 or 2017.

ALL OTHER FEES

There were non-audit related services of $6,000 billed by CohnReznick LLP for the fiscal year ended May 31, 2018, which related to review of the Company’s information returns filed with the Internal Revenue Service related to a foreign bank account. There were no fees billed by CohnReznick LLP related to any other non-audit services for the fiscal year ended May 31, 2017.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder of the Company intends to present at the 2019 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than June 27, 2019 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to the Company’s Amended and Restated By-laws, as amended, the deadline for submitting a proposal is the date that is not less than 120 days prior to the anniversary of the date on which the Company released its proxy statement in connection with the prior year’s annual meeting to its stockholders. The Company is releasing its proxy statement for the 2018 Annual Meeting to its stockholders on October 24, 2018. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2018, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a stockholder of record on October 19, 2018, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company’s stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

HOUSEHOLDING

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Annual Report and Proxy Statement to multiple stockholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected stockholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788, or call (631) 231-0333.

OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION

The Board of Directors does not know of any other matters to be brought before the Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. The Company has also retained the firm of Alliance Advisors LLC to aid in the solicitation of banks, brokers, institutional and other stockholders for a fee of approximately $10,000 plus reimbursement of expenses. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

By Order of the Board of Directors,

John G. Sharkey, Secretary

October 24, 2018

Important Notice Regarding the Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders

The 2018 Proxy Statement and the 2018 Annual Report to Stockholders are Available at https://www.tsrconsulting.com/investor-relations.php

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TSR, INC.

400 OSER AVENUE, SUITE 150, HAUPPAUGE, NY 11788

The undersigned hereby appoints CHRISTOPHER HUGHES and JOHN G. SHARKEY or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 28th of November, 2018 at 9:00 a.m., at the Radisson Hotel 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone- QUICK EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on November 27, 2018.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card avail- able when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this	X

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND A VOTE FOR THE APPROVAL OF PROPOSAL 2.

1.	Election of the following Class I Directors for a three (3) year term:			2.	Ratification of appointment of CohnReznick LLP as the Company’s independent registered accountants for the 2019 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR	WITHHOLD

	Ira D. Cohen	☐	☐	3.	In accordance with their best judgment with respect to any other business that may properly come before the Annual Meeting.
	Raymond A. Roel	☐	☐

					CONTROL NUMBER

Signature _________________________ Signature, if held jointly _______________ Date _____________, 2018.

Note: Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.